INVESTMENT AGREEMENT

          This INVESTMENT AGREEMENT (this "Agreement") is made and entered into this 19th day of April 2001 by and among (i) AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), (ii) APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV") and APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands exempted limited partnership ("AOP IV") and any other partnership or entity affiliated with and managed by Apollo over which Apollo exercises investment authority, including voting and dispositive rights; and to which either AIF IV or AOP IV assigns any of their respective interests hereunder (collectively, the "Apollo IV Purchasers"), (iii) APOLLO INVESTMENT FUND V, L.P., a Delaware limited partnership ("AIF V") and APOLLO OVERSEAS PARTNERS V, L.P., a Cayman Islands exempted limited partnership ("AOP V") and any other partnership or entity affiliated with and managed by Apollo over which Apollo exercises investment authority, including voting and dispositive rights; and to which either AIF V or AOP V assigns any of their respective interests hereunder (collectively, the "Apollo V Purchasers", and together with the Apollo IV Purchasers the "Apollo Purchasers" and/or sometimes referred to herein collectively as the "Purchasers" and individually, a "Purchaser"), (iv) APOLLO MANAGEMENT IV, L.P., a Delaware limited partnership, in its capacity as investment manager to the Apollo IV Purchasers ("Apollo IV Management") and (v) APOLLO MANAGEMENT V, L.P., a Delaware limited partnership, in its capacity as investment manager to the Apollo V Purchasers ("Apollo V Management" and together with Apollo IV Management and their Affiliates, "Apollo"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 10 of this Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, the Company desires to issue and to sell to the Purchasers, shares of Series A Convertible Preferred Stock of the Company, par value $0.66 2/3 per share (the "Series A Preferred Stock"), and shares of Series B Exchangeable Preferred Stock, par value $0.66 2/3 per share (the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock shall be referred to collectively as the "Preferred Stock"); and

          WHEREAS, the Purchasers, severally, desire to purchase shares of the Company's Preferred Stock on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

          1.   Sale and Purchase of the  Preferred  Stock.  Subject to the terms
               -------------------------------------------
and subject to the conditions of this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing, on the Closing Date (as hereinafter defined), (i) 92,000 shares of Series A Preferred Stock for an aggregate purchase price of Ninety-Two Million Dollars ($92,000,000.00) and
(ii) 158,000 shares of Series B Preferred Stock for an aggregate purchase price of One Hundred Fifty-Eight Million Dollars ($158,000,000.00) for an aggregate purchase price of Two Hundred Fifty Million Dollars ($250,000,000.00) (the "Purchase Price"). Each Purchaser shall pay its respective portion of the Purchase Price and shall receive such number of shares of Preferred Stock as set forth in Schedule 1 hereto.
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

          2.   Closing.  The  closing  of the  sale to,  and  purchase  by,  the
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Purchasers of the shares of Preferred Stock referred to in Section 1 hereof (the
"Closing") shall occur at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, at 9:00 a.m., New York time, on or before the next business day after the satisfaction or waiver of all of the conditions to the Closing set forth in Section 5 hereof or such other location, date and time as agreed upon by the Purchasers and the Company (the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser certificates evidencing the Preferred Stock (in such denominations as shall be specified in writing by each Purchaser), each of which shall be registered in each Purchaser's name, against delivery to the Company by each Purchaser of the Purchase Price payable by (i) wire transfer, in immediately available funds to an account that the Company shall designate in writing to the Purchaser at least two business days prior to the Closing Date, (ii) certified or cashier's check payable to the order of the Company or (iii) such other form of payment as may be acceptable to the Company. In addition, the parties shall execute and deliver the documents referred to in Section 5 hereof.

          3.   Representations and Warranties of the Purchasers.
               ------------------------------------------------

          Each Apollo Purchaser severally, and not jointly, represents and warrants to the Company as follows:

          3.1  Organization.  It (a) is a partnership  duly  organized,  validly
               ------------
existing and in good standing in the jurisdiction of its organization, (b) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed (individually or in the aggregate) would either prevent or materially delay its ability to consummate the transactions contemplated by the Transaction Documents, and (c) has all power and authority to carry on its operations and to consummate the transactions contemplated by the Transaction Documents.

          3.2  Authorization;  Enforcement.  It has the  requisite  corporate or
               ---------------------------
partnership power and has taken all necessary corporate or partnership action required for the due authorization, execution, delivery and performance by it of this Agreement, each of the Transaction Documents and other documents and instruments referred to herein and to consummate the transactions contemplated hereby (including, without limitation, the purchase of the shares of Preferred Stock). The execution, delivery and performance by it of this Agreement, each of the other Transaction Documents and consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of it. This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by it and constitute a valid and binding obligation of it, enforceable against it in accordance with their respective terms except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors generally or by general equitable principles.

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

          3.3  Consents. Except for filings, permits,  authorizations,  consents
               --------
and approvals as may be required under, and other applicable requirements of the Exchange Act, the Delaware Revised Uniform Limited Partnership Act, state anti-takeover laws or under relevant state blue sky laws, neither the execution, delivery or performance of this Agreement or of any other Transaction Document by such Apollo Purchaser, nor the consummation by it of the obligations and transactions contemplated hereby or thereby requires any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.

          3.4  No Conflicts.  The  execution,  delivery and  performance of this
               ------------
Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in any breach of any provision of its agreement of limited partnership, operating agreement or other organizational documents, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by the Transaction Documents.

          3.5  Investment Representations and Warranties.
               -----------------------------------------

          (a) The shares of Preferred Stock being purchased by it hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

          (b) It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

          (c) It (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the shares of Preferred Stock and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify, any information furnished to it or to which it had access, and (iii) can bear the economic risk of such investment in the Preferred Stock, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Preferred Stock and to protect its own interests in connection with such investment.

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

          (d) It has no need for liquidity in its investment in the shares of Preferred Stock and is able to bear the economic risk of its investment in the shares of Preferred Stock and the complete loss of all of such investment.

          (e) It understands that the transferability of the shares of Preferred Stock is restricted, and that such restrictions will be reflected in an appropriate legend on the instruments representing the shares of Preferred Stock.

          (f) It recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the purchase of the shares of Preferred Stock. It further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Preferred Stock or any finding or determination as to the fairness of the investment therein.

          3.6  Information Supplied. None of the written information supplied by
               --------------------
it specifically for inclusion or incorporation by reference in any documents to be filed by the Company with the SEC or any Governmental Entity in connection with the transactions contemplated hereby (including in connection with the Company's solicitation of shareholder approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Common Stock) will, on the date of its filing and on the date any such materials are mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.7  Ownership of Capital Stock of the Company.  As of the date hereof
               -----------------------------------------
and prior to giving effect to the transactions contemplated under this Agreement, the Purchasers do not in the aggregate, own of record or beneficially including by virtue of membership in a "group" for purposes of Section 13(d) of the Exchange Act (i) a number of shares of Common Stock which exceeds 1% of the outstanding shares of Common Stock on the date hereof; (ii) any shares of the Company's Class B Stock; or (iii) any debt securities issued by the Company. The Purchasers shall not acquire or dispose of any shares of Common Stock or Class B Stock or any debt securities issued by the Company (i) before the Closing and
(ii) thereafter, except in the case of clause (ii), in compliance with the terms of the Standstill Agreement.

          3.8  Financing.  On the  Closing  Date,  it will have  adequate  funds
               ---------
available to pay its portion of the Purchase Price.

          3.9  Brokers.  Except as set forth in Schedule 3.9 hereof,  it has not
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engaged a broker,  investment banker,  financial advisor, finder or other person entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for which the Company will be liable in connection with the execution of this Agreement or the performance by the parties hereto of their respective obligations hereunder.

          3.10 Hart-Scott-Rodino.  Each Purchaser is a separate  "person" within
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the meaning of the HSR Act.

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

          3A.  Representations and Warranties of Apollo.
               ----------------------------------------

          3A.1 Control of Apollo  Purchasers.  Apollo is the investment  manager
               -----------------------------
of, and possesses the ability to direct the investments of, each Purchaser. Apollo controls the Purchasers and has the authority to cause the Purchasers to perform their respective obligations under the Transaction Documents. Apollo, in its capacity as investment manager, general partner or manager of the Apollo Purchasers, has the requisite power and has taken all necessary corporate or partnership action required to cause the Apollo Purchasers to execute and deliver this Agreement and the other Transaction Documents and perform their respective obligations hereunder and thereunder. The execution and delivery by Apollo of this Agreement and each of the other Transaction Documents to which it is a party has been duly authorized by all requisite action on the part of Apollo.

          4.   Representations and Warranties by the Company. The Company (which
               ---------------------------------------------
term as used in this Section 4 shall, unless the context otherwise requires, be deemed to include any Subsidiary of the Company) represents and warrants to each Purchaser and Apollo as follows:

          4.1  Capitalization.   (a)   Immediately   before  the  Closing,   the
               --------------
authorized capital stock of the Company shall consist of (i) 45,000,000 shares of common stock (the "Common Stock"), par value $0.66 2/3 per share; (ii) 30,000,000 shares of class B stock (the "Class B Stock"), par value $0.66 2/3 per share; and (iii) 10,000,000 shares of preferred stock, par value $0.66 2/3 per share, which are undesignated as to series. The Company has no other class of capital stock authorized, issued or outstanding. The capitalization of the Company as of the date hereof, including, without limitation, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of capital stock is set forth on Schedule 4.1(a).

          (b)  Except as set forth on  Schedule  4.1(b),  as of the date of this
                                       ----------------
Agreement, (i) there are no outstanding options, warrants, scrip, dividends, rights to subscribe to, calls or commitments of any character whatsoever to which the Company is a party relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the "Securities Act")(except as provided hereunder), and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on Schedule 4.1(b), there
                                                         ---------------
are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the shares of Preferred Stock in accordance with the terms of this Agreement or any of the other Transaction Documents. Except as set forth on Schedule 4.1(b) and other than this Agreement,
                                  ---------------
the Company is not a party to, and has no knowledge of the existence of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company. To the best of the Company's knowledge, no stockholder of the Company has any agreement obligating such stockholder to transfer shares of the Company.

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

          (c) The Company has furnished or made available to the Purchaser true and correct copies of the Company's and each Subsidiary's articles or certificate of incorporation or other governing document (the "Certificate of Incorporation") as in effect on the date hereof, and the Company's and each Subsidiary's bylaws or other governing document (the "Bylaws") as in effect on the date hereof.

          4.2  Issuance; Authorization.
               -----------------------

          (a) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The issuance, sale and delivery of the shares of Preferred Stock to be purchased hereunder have been duly authorized by all requisite action of the Company, and when issued, sold and delivered in accordance with this Agreement, such shares of Preferred Stock will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof and will not be subject to any lien, claim, judgment, charge, mortgage, security interest, pledge, other encumbrance or preemptive or any other similar right of the shareholders of the Company or others (collectively, "Encumbrances").

          (b) Except with respect to the Common Stock to be issued upon conversion of Series A Preferred Stock that, in turn, would have been issued upon the exchange of Series B Preferred Stock, the issuance, sale, and delivery of the shares of Common Stock to be issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations have been duly authorized by all requisite action of the Company, and when issued upon conversion of the Preferred Stock in accordance with the Certificate of Designations, the Conversion Shares will be validly issued and outstanding, fully paid, and non-assessable with no personal liability attaching to the ownership thereof and not subject to any Encumbrance or preemptive or any other similar rights of the shareholders of the Company or others.

          (c) The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, each of the other Transaction Documents and the other documents and instruments referred to herein and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the shares of Preferred Stock (but excluding the issuance of any shares of Common Stock issuable upon conversion of the Series A Preferred Stock that, in turn, would have been issued upon exchange of Series B Preferred Stock)). The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company except for Shareholder Approval. At the Closing, except for Shareholder Approval, the Company will have taken all actions under its Certificate of Incorporation and its Bylaws as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated.

          (d) This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by the Company and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors generally or by general equitable principles.

          4.3  Organization.  The Company (a) is a corporation  duly  organized,
               ------------
validly  existing and in good standing  under the laws of the State of Delaware,
(b) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect,
(c) has its principal place of business and chief executive office at 106 West 14th Street, P.O. Box 419615, Kansas City, Missouri and (d) has all corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted and to consummate the transactions contemplated by the Transaction Documents.

          4.4  Subsidiaries.   (a)  Schedule  4.4(a)  lists  the  name  of  each
               ------------
Subsidiary in which the Company has a direct or indirect equity interest. All of the outstanding shares of capital stock or the ownership interests of each Subsidiary are, except as set forth on Schedule 4.4(a), owned directly or indirectly by the Company free and clear of any Encumbrances. Each Subsidiary is
(i) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

          (b) Except as provided on Schedule 4.4(b), there are (i) no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of any Subsidiary, nor are any such issuances or arrangements contemplated, and
(iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. There are no outstanding options, warrants or other rights to acquire shares of any Subsidiary's stock.

          4.5  Absence of Certain  Changes.  Except as set forth on Schedule 4.5
               ---------------------------                          ------------
or as disclosed in the Company SEC Documents, since March 30, 2000, neither the Company nor any of the Subsidiaries has suffered any change or development in its assets, business, operations, condition (financial or otherwise), or results of operations (but not prospects) which has had a Material Adverse Effect. Except as set forth on Schedule 4.5 or as disclosed in the Company SEC
                           -------------

Documents, since March 30, 2000, the Company and the Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, mortgaged, pledged, transferred or otherwise disposed of any material assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any Material Contract or Real Property Lease (or any series of related contracts or series of related leases that are, in either such case, in the aggregate, material) to which the Company or the Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (d) incurred, created or suffered to exist any Encumbrances (other than Permitted Encumbrances) on its assets, (e) increased the compensation payable or to become payable to any of its Executive Officers or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of the Subsidiaries for or with any such Executive Officers, in each case outside of the ordinary course of business, (f) suffered any labor dispute, strike, or other work stoppage with respect to their respective employees, (g) except as may be provided in the Real Property Leases, made or obligated itself to make (in one transaction or in a series of related transactions) any capital expenditures, capital additions or betterments in excess of $5 million outside the ordinary course of business, (h) except as may be provided in the Real Property Leases, entered into any contract or other agreement (or series of related contracts or agreements) requiring the Company or a Subsidiary to make payments in excess of $5 million other than in the ordinary course of business,
(i) declared, set a record date, set aside, authorized the payment of, or paid any dividends or other distribution, whether in cash or property, on account of, or repurchased any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company, (j) suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers which supply goods or services to the Company which has had a Material Adverse Effect on the Company, (k) paid to, or received any payment from, or made or received any investment in, or entered into any transaction or series of transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate in excess of $5 million (other than transactions involving Entertainment Properties Trust, a real estate investment trust), or (l) entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

          4.6  Assets and Property.
               -------------------

          (a)  Except as set forth on  Schedule  4.6(a),  the  Company  and each
                                       ----------------
Subsidiary has good, legal and marketable title to all of the personal property and non-real property assets owned by it, in each case free and clear of all Encumbrances except Permitted Encumbrances. With respect to the personal property and non-real property assets that the Company and its Subsidiaries leases, the Company and its Subsidiaries are in compliance with all material provisions of such leases and the Company and its Subsidiaries hold a valid leasehold interest free and clear of any Encumbrances except for Permitted Encumbrances. All material non-real property facilities, machinery, equipment, fixtures, vehicles and other assets owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's business and conform in all respects with all applicable laws except as would not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.6(b), neither the Company nor any Subsidiary owns any real property.

          (c) The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of all material Real Property Leases (together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder) affecting all material real property and interests in real property leased by the Company and its Subsidiaries (each a "Real Property Lease," and collectively, the "Real Property Leases") as lessee or lessor. Schedule 4.6(c) sets forth a complete list of all
                               ---------------
Real Property Leases. The information contained in the Real Property Lease Recap Book delivered to the Purchasers by the Company on April 13, 2001 is true, correct and complete in all material respects. Except as set forth on Schedule
                                                                        --------
4.6(c),  the Company and its Subsidiaries  have good, legal and marketable title
------
to the leasehold estates in all Real Property Leases in each case free and clear of all Encumbrances (except for Permitted Encumbrances). The Company has no reason to believe that such title would not be insurable subject to customary exceptions.

          (d) To the knowledge of the Company, each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other laws of general application relating to and affecting the enforceability of creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and, except as set forth on Schedule 4.6(d), there is no material default under any Real Property
         ----------------
Lease by the Company and its Subsidiaries or, to the knowledge of the Company, by any other party thereto, and, to the knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default by the Company or its Subsidiaries thereunder.

          (e) To the Company's knowledge, no previous or current party to any Real Property Lease has given notice of or made a claim with respect to any material breach or material default by the Company or any Subsidiary thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company or its Subsidiaries by a third party, all necessary consents to such assignments or subleases have been obtained except as would not reasonably be expected to have a Material Adverse Effect.

          4.7  Company  SEC  Documents.  Since March 31,  1997,  the Company has
               -----------------------
timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after March 31, 1997, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "Company SEC Documents"). As of their respective dates or as heretofore amended, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Documents, and none of the Company SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the written information supplied by the Company specifically for inclusion or incorporation by reference in any documents to be filed jointly by the Company and the Purchasers with the SEC or any Governmental Entity in connection with the transactions contemplated hereby (including in connection with the Company's solicitation of shareholder approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Common Stock) will, on the date of its filing and on the date any such materials are mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.8  Financial   Statements.   The  audited   consolidated   financial
               ----------------------
statements and unaudited consolidated interim financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2000 (the "Company 10-K") and its Quarterly Report on Form 10-Q for the fiscal quarters ended June 29, 2000, September 28, 2000 and December 28, 2000 (the "Company 10-Q") have been prepared in accordance with GAAP and the published rules and regulations of the SEC applicable thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements). For the purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 28, 2000 set forth in the Company 10-Q and "Company Balance Sheet Date" means December 28, 2000.

          4.9  No  Undisclosed  Liabilities.  Neither the Company nor any of its
               ----------------------------
Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) not quantified on the face of the Company Balance Sheet (other than the notes thereto) which are of the type required to be reflected as liabilities on a balance sheet, except liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice which are not material and liabilities which individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          4.10 Litigation.  Except as disclosed in the Company SEC  Documents or
               ----------
listed  on  Schedule  4.10,  there is no  claim,  action,  proceeding,  lawsuit,
            --------------
inquiry, arbitration or investigation before or by any court, governmental agency, public board, self-regulatory organization or body, pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting (a) the Company, any Subsidiary, or their respective directors or officers in their capacities as such, (b) the Company's or any Subsidiary's properties or assets or (c) the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Company in connection with such agreements or the consummation of the transactions contemplated hereby or thereby which if decided adversely to the Company or such person would reasonably be expected to have a Material Adverse Effect. Except as listed on
Schedule  4.10,  neither  the  Company  nor any  Subsidiary  is  subject  to any
--------------
outstanding order, ruling, judgment or decree that would reasonably be expected to have a Material Adverse Effect.

          4.11 Compliance  with Laws;  Permits.  Except as set forth on Schedule
               -------------------------------                          --------
4.11, the Company and each  Subsidiary has complied,  in all respects,  with all
----
laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.11, the Company and
                                                  -------------
each Subsidiary has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted and the Company and each Subsidiary has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents or on Schedule 4.11, neither the Company nor any Subsidiary has
                    --------------
received notification from any Governmental Entity (a) asserting a violation of any law applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, in each case which has not heretofore been remedied or resolved or which would not reasonably be expected to have a Material Adverse Effect.

          4.12 Taxes. Except as set forth on Schedule 4.12, the Company and each
               -----                         -------------
Subsidiary has filed, or caused to be filed, all federal and all material state, local and foreign income Tax Returns required to be filed with respect to the Company and each Subsidiary in a timely manner (taking into account all extensions of due dates) and all such material Tax Returns were true, correct and complete in all material respects. The Company and each Subsidiary has paid all material Taxes and other governmental assessments and charges, shown or determined to be due on such Tax Returns, except those not yet due and payable or those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. Except as set forth on Schedule 4.5(d), there are no material
                                        ----------------
unpaid Taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim which could reasonably be expected to have a Material Adverse Effect. Neither the Company or any Subsidiary has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any material federal, state or local Tax. Except as set forth on Schedule 4.12, none of the Company or any Subsidiary
                            -------------
(a) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (b) has any liability for the Taxes of any Person (other than the Company and each Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise. Except as provided on Schedule 4.12, none of the Company
                                              -------------
or any Subsidiary is a party to any Tax allocation or sharing agreement. The net operating losses and built-in losses of the Company and each Subsidiary are not, prior to the sale and purchase of the Preferred Stock pursuant to this Agreement, subject to limitation pursuant to Section 382 of the Code (or any similar provision of federal, state, local or foreign law).

          4.13 Consents.  Except  as set forth on  Schedule  4.13,  neither  the
               --------                            --------------
execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the shares of Preferred Stock) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than (i) the approvals or filings required under the Exchange Act or under relevant state blue sky laws, (ii) approval for listing on the American Stock Exchange of the shares of Common Stock issuable upon conversion of the Preferred Stock and (iii) Shareholder Approval.

          4.14 No Conflicts.  The  execution,  delivery and  performance of this
               ------------
Agreement and each of the other Transaction Documents, the execution and filing of the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock and the Conversion Shares) will not (a) except for the requirement for Shareholder Approval, result in a violation of the Certificate of Incorporation or Bylaws of the Company or any Subsidiary, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party (or any series of related agreements, leases, mortgages, licenses, indentures, instruments or other contracts that are, in the aggregate, material), (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets except for such conflicts or violations referred to in clause (c) or such Encumbrances that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its respective Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party except for such violations, defaults, terminations, accelerations or cancellations as would not reasonably be expected to have a Material Adverse Effect.

          4.15 Intellectual  Property.  The Company and each of its Subsidiaries
               ----------------------
owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business as currently conducted. To the knowledge of the Company, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Company nor any Subsidiary thereof is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations, except for such infringements as would not reasonably be expected to have a Material Adverse Effect.

          4.16 Foreign  Corrupt   Practices  Act.   Neither  the  Company,   any
               ---------------------------------
Subsidiary, nor any director, officer, Agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the regulations thereunder.

          4.17 Material  Contracts.  Except as set forth in Schedule 4.17,  each
               -------------------                          -------------
Material Contract of the Company is the legal, valid and binding obligation of the Company or its Subsidiary, enforceable against the Company or such
Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity. Except as set forth on Schedule 4.17, there has
                                                        -------------
not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or a Subsidiary under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract, in any such case as would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

          4.18 Right of  First  Refusal;  Stockholders'  Agreement;  Voting  and
               -----------------------------------------------------------------
Registration Rights.  Except as set forth on Schedule 4.18, the Company is not a
-------------------                          -------------
party to any agreement containing any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. There are no provisions of the Certificate of Incorporation or the Bylaws, and, except for this Agreement and the other Transaction Documents, there are no agreements to which the Company is a party by which the Company or any Subsidiary is bound which (a) may affect or restrict the voting rights of any Purchaser with respect to the Preferred Stock in its capacity as a stockholder of the Company, (b) restrict the ability of any Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Preferred Stock, and (c) would adversely affect the Company's or a Purchaser's right or ability to consummate this Agreement and the transactions contemplated hereby or thereby. Except as set forth in the Certificate of Incorporation as it exists as of the date hereof and except as contemplated by the Transaction Documents, the Company is not a party to any agreement which would (i) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law or (ii) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company.

          4.19 Insurance.  (a) Each insurance policy,  including  directors' and
               ---------
officers' liability insurance, maintained by the Company is valid, enforceable, in full force and effect, and is of such type and amount of insurance, with respect to the Company's business and properties, on both a per occurrence and an aggregate basis, as customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries.

          (b) There is no pending material claim under any of the Company's policies and, to the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim which would reasonably be expected to have a Material Adverse Effect.

          (c)  Except as set forth on  Schedule  4.19(c),  the  Company  has not
                                       -----------------
received: (i) any written notice or communication regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies; (ii) any written notice or communication regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies; or (iii) any written indication that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder, except in each case which would not reasonably be expected to have a Material Adverse Effect.

          4.20 Environmental Matters. Except as would not reasonably be expected
               ---------------------
to have a Material Adverse Effect, there is no environmental litigation or other environmental proceeding pending or, to the knowledge of the Company, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any Subsidiary or of any partnership or joint venture currently or at any time affiliated with the Company or any Subsidiary. To the knowledge of the Company, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or any Subsidiary or that may otherwise reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any Subsidiary or by any partnership or joint venture currently or at any time affiliated with the Company or any Subsidiary in violation of any applicable Environmental Laws.

          4.21 Employee  Relations.  (a) The Company and its  Subsidiaries  have
               -------------------
entered into individualized written employment agreements with the executive officers (as such term is defined for purposes of Item 401 of Regulation S-K under the Securities Act) of the Company and its Subsidiaries listed on Schedule
                                                                        --------
4.21(a) (the "Executive Officers"),  true and complete copies of which have been
-------
delivered to the Apollo Purchasers. To the knowledge of the Company, no Executive Officer of the Company or any Subsidiary is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such Executive Officer with the Company or any Subsidiary. The Company and each Subsidiary has operated and administered all plans, programs and arrangements providing compensation and benefits to employees in accordance with their terms and with all applicable laws except as would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no Executive Officer has any plans to terminate his or her employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any Executive Officer.

          (b) The Company and its Subsidiaries are not delinquent in payments to any of their employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof except as would not reasonably be expected to have a Material Adverse Effect. The Company and it Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except as would not reasonably be expected to have a Material Adverse Effect. Except as provided on
Schedule 4.21(b),  neither the Company nor any Subsidiary is bound by or subject
----------------
to (and none of its assets or properties is bound by or subject to) any written or oral commitment or arrangement with any labor union, and, to the knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or Agents of the Company or any Subsidiary. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the employees of the Company or of any Subsidiary.

          (c) All material (which shall include all "Material Contracts" involving the types of plans, contracts and arrangements set forth in this
Section 4.21(c)) bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on
Schedule 4.21(c).  Except as set forth on Schedule 4.21(c),  no Employee Benefit
----------------                          ----------------
Plan is or was collectively bargained for or has terms requiring assumption or any guarantee by the Purchaser.

          (d) There have been no violations of ERISA or the Code relating to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect. All Employee Benefit Plans, to the extent subject to ERISA, are in substantial compliance with their terms and ERISA, the Code, and all other applicable law except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. The Company has timely filed all required documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable Governmental Authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plan except where the failure to file or furnish such reports or documents would not reasonably be expected to have a Material Adverse Effect. The Company and the subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA in an amount which could reasonably be expected to have a Material Adverse Effect. Neither any Employee Benefit Plan nor any single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or, to the knowledge of the Company, is required to provide, security to any Employee Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. All contributions required to be made under the terms of any Employee Benefit Plan have been timely made or have been reflected on the audited financial statements of the Company, except where the failure to make such contributions would not reasonably be expected to have a Material Adverse Effect.

          4.22 Related Party Transactions.  Except as set forth in Schedule 4.22
               --------------------------                          -------------
or in the Company's proxy statement relating to its 2000 Annual Meeting, no director, officer or Affiliate of the Company or any of the Subsidiaries (including, without limitation, spouses, children and relatives of any of the foregoing) is a party to any material transaction, arrangement or agreement with the Company or any Subsidiary (other than transactions, arrangements or agreements between or among the Company and any of its Subsidiaries) providing for the furnishing of services by or to or sale or rental of real or personal property from or to, or otherwise requiring payments to or by any such Person.

          4.23 Investment  Company  Act.  Neither  the  Company  nor  any of its
               ------------------------
Subsidiaries is an "investment company" or is directly or indirectly controlled by or acting on behalf of, any Person that is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.24 Books and Records.  The books of account,  ledgers,  order books,
               -----------------
records and documents of the Company and each Subsidiary accurately and completely reflect all material information relating to the business of the Company and each Subsidiary, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each Subsidiary.

          4.25 Disclosure.  No event or circumstance has occurred or exists with
               ----------
respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the Purchaser but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to an issuance of the Company's securities.

          4.26 Change of Control.  Without  giving  effect to (x) any  dividends
               -----------------
that may be paid or become payable on the Preferred Stock pursuant to Section 2(b)(5) of the Certificate of Designations, (y) any sale, transfer, pledge, conveyance or conversion of the Class B Shares by the record holder thereof after the date of this Agreement or (z) any acquisition by the Apollo Purchasers of any shares of Common Stock or Class B Stock after the date hereof (other than those shares of Common Stock received upon conversion of the Preferred Stock), no Change of Control (as such term is defined in the indentures governing the Company's Existing High Yield Indebtedness or as defined in any employment agreements between the Company and any Executive Officer) will occur upon the following: (i) the purchase of the Preferred Stock at Closing or (ii) the payment of Additional Series A Securities or Additional Series B Securities (other than shares paid as dividends as set forth in clause (x) above) in accordance with the terms set forth in the Certificate of Designations (giving effect to Section 2(a)(4) thereof).
                                       16

          5.   Conditions of Parties' Obligations.
               -----------------------------------

          5.1  Conditions of the  Purchaser's  Obligations.  The  obligations of
               -------------------------------------------
each Purchaser under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchasers.

          (a)  Representations and Warranties  Correct.  The representations and
               ----------------------------------------
warranties of the Company under this Agreement shall be true, complete and correct in all material respects (except with respect to any provisions including the word "material" or words of similar import and the representation and warranty set forth in Section 4.8 with respect to which such representations and warranties must be true, complete and correct) on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          (b)  Compliance with  Agreement.  The Company shall have performed and
               ---------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

          (c)  No Material  Adverse  Effect.  No  condition  or event shall have
               ----------------------------
occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (d)  Supporting  Documents and  Certificate  of Officers.  The Company
               ----------------------------------------------------
shall have delivered to the Purchaser the supporting documents and certificates set forth on Annex 5.1(d) hereto. ------------

          (e)  Opinion of the Company's  Counsel.  The Apollo  Purchasers  shall
               ---------------------------------
have received from Skadden, Arps, Slate, Meagher & Flom LLP and Lathrop & Gage L.C., counsel for the Company, favorable opinions dated the Closing Date substantially in the form of Annex 5.1(e) hereto.

          (f)  Certificate of  Designations.  The  Certificate  of  Designations
               ----------------------------
substantially  in  the  form  of  Annex  5.1(f)  hereto  (the   "Certificate  of
                                  -------------
Designations") shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Preferred Stock, the Certificate of Designations shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

          (g)  Composition  of Board of  Directors.  On the  Closing  Date,  the
               -----------------------------------
Company's Board of Directors shall be expanded to eight persons comprising those five persons elected to the Board of Directors at the Company's 2000 Annual Meeting and the three designees of the Apollo Purchasers. Specifically, AIF IV shall have the right to elect one member to Board of Directors, AIF V shall have the right to elect one member to the Board of Directors and the Apollo Purchasers, collectively, shall have the right to elect the third member to the Board of Directors. If for any reason, any director appointed by any of AIF IV, AIF V or the Apollo Purchasers ceases to be a director before the expiration of his or her term, and the Apollo Purchasers have Preferred Stock Approval Rights at such time, the Apollo Purchaser who elected such director shall have the right to appoint a director to fill such vacancy. In addition, to the extent AIF IV or AIF V, as the case may be, is no longer a holder of any shares of Preferred Stock and the Apollo Purchasers have Preferred Stock Approval Rights at such time, the right of AIF IV or AIF V, as the case may be, to elect a member to the Board of Directors shall be deemed transferred to AIF V or AIF IV, as the case may be. To the extent neither AIF IV nor AIF V is a holder of any shares of Preferred Stock and the Apollo Purchasers have Preferred Stock Approval Rights at such time, the Apollo Purchasers, collectively, shall have the right to elect the two members of the Board of Directors previously elected by AIF IV and AIF V.

          (h)  Transaction  Documents.  The  Company  shall  have  executed  and
               ----------------------
               delivered each of the Transaction Documents, each substantially in the form of Annex 5.1(h) hereto.

          (i)  Board  Resolution  and Bylaw  Amendment.  The Board of  Directors
               ---------------------------------------
shall have adopted (i) resolutions of the Board of Directors, substantially in the form attached hereto as Annex 5.1(i)(1), which resolutions shall include, among other items, the establishment of a Nominating Committee and matters relating to Capital Expenditures, amendments to the Senior Facility and certain employment arrangements for Executive Officers (the "Board Resolutions") and
(ii) the Bylaw Amendments in the form attached hereto as Annex 5.1(i)(2).

          5.2  Conditions of Company's  Obligations.  The Company's  obligations
               ------------------------------------
under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company.

          (a)  Representations and Warranties  Correct.  The representations and
               ---------------------------------------
warranties of the Purchaser under this Agreement shall in all material respects be true, correct and complete (except with respect to any provisions including the word "material" or words of similar import, which such representations must be true, complete and correct) on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          (b)  Compliance with Agreement. The Purchaser shall have performed and
               --------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

          (c)  Payment of Purchase  Price.  The Company shall have received from
               ---------------------------
the Purchasers the Purchase Price as set forth on Schedule 1 hereto.

          (d)  Standstill  Agreement.  The Apollo Purchasers shall have executed
               ---------------------
and delivered the Standstill Agreement, substantially in the form of Annex 5.1(h) hereto.

          5.3  Conditions   of  Each   Party's   Obligations.   The   respective
               ---------------------------------------------
obligations of each party to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of the following conditions:

          (a)  No Injunction.  No Governmental  Entity or any other Person shall
               --------------
have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or by the other Transaction Documents, nor shall any such order be threatened or pending.

          (b)  Absence of  Litigation.  The  Purchasers and the Company shall be
               ----------------------
satisfied as to the absence of litigation which could result in the award of significant damages or which seeks to enjoin or void any material aspect of the transactions contemplated by this Agreement or by the Transaction Documents.

          (c)  Approvals.  The Company shall have obtained any and all consents,
               ---------
waivers, approvals or authorizations, with or by any Governmental Entity and all material consents, waivers, approvals or authorizations of any other Person required for the valid execution of the Transaction Documents and the consummation of the transactions contemplated hereby, including the consent of the Company's Senior Lenders, except for such consents, waivers approvals or authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

          6.   Covenants.  The Company  agrees that until the earlier of (x) the
               ---------
Closing Date or (y) the termination of this Agreement pursuant to Section 12.3 (provided, however, that the obligations of the Company pursuant to the provisions of Sections 6.3 and 6.5 shall survive the Closing for so long as the Apollo Purchasers possess Preferred Stock Approval Rights and the obligations of the Company pursuant to the provisions of Sections 6.6, 6.8, and 6.9 shall survive the Closing until the redemption of all of the outstanding shares of Preferred Stock or conversion of all of the outstanding shares of Preferred Stock ultimately into Common Stock), the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

          6.1  Maintain  Corporate Rights and Facilities.  Maintain and preserve
               -----------------------------------------
its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority, in each case to the extent reasonably deemed adequate by the Company for the conduct of its business. Maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

          6.2  Maintain Insurance. Maintain in full force and effect a policy or
               ------------------
policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such types and amounts of insurance, with respect to the Company's business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries.

          6.3  Information Rights.
               ------------------

          (a)  Access to Records.
               -----------------

          The Company shall, and shall cause each Subsidiary to, afford to the Apollo Purchasers and their respective Affiliates, officers, employees, advisors, counsel and other authorized representatives (collectively with the Affiliates of the Apollo Purchasers, the "Representatives"), during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and such Subsidiary and all officers and employees of the Company and such Subsidiary. Subject to compliance with customary confidentiality obligations, each Apollo Purchaser shall also be entitled to receive copies of all confidential financial information and reports prepared for the Company's lenders promptly upon furnishing such information to such lenders. The Apollo Purchasers and their Representatives shall maintain the confidentiality of any confidential and proprietary information regarding the Company and its Subsidiaries; provided, however, that the foregoing shall in no
                               --------  -------
way limit or otherwise restrict the ability of the Apollo Purchasers or any of their Representatives to disclose any such information concerning the Company and each Subsidiary which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such Persons, provided that the recipients of such information are informed of,
               --------
and agree to be bound by, the confidentiality provisions hereof, or (ii) otherwise pursuant to or as required by law.

          (b)  Financial Reports.
               -----------------

          The Company shall furnish each Purchaser, promptly upon becoming available, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the SEC, any securities exchange or the NASD to the extent such reports are not publicly available via EDGAR.

          6.4  Conduct of Business.  Conduct its business in accordance with all
               -------------------
applicable provisions of federal, state, local and foreign law, except for either (i) instances of noncompliance which would not reasonably be expected to have a Material Adverse Effect or (ii) instances of noncompliance which are or may be reasonably cured without the incurrence by the Company or any Subsidiary of any material cost or liability.

          6.5  Indemnification  of the Board of  Directors.  The  Company  shall
               -------------------------------------------
reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company's Bylaws or charter shall at all times require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company. The Company shall maintain directors' and officers' liability insurance in an amount equal to at least $25,000,000.00.

          6.6  Reservation  of Common Stock.  The Company shall reserve and keep
               ----------------------------
available out of its authorized but unissued Common Stock (that is not reserved for issuance under any stock or option plan or upon conversion of Class B Stock) the number of shares required for issuance upon the conversion of the Preferred Stock and otherwise complying with the terms of this Agreement, it being understood that the Company will require Shareholder Approval before it is able to reserve any shares of Common Stock issuable upon conversion of the Series A Preferred Stock that, in turn, would have been issued upon conversion of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will use its reasonable best efforts to obtain Shareholder Approval in accordance with Section 6.9 and shall take such other corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its best reasonable efforts to obtain any authorization, consent, approval or other action by, and shall make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Stock.

          6.7  Advice of Changes;  Filings.  The Company  shall  confer with the
               ---------------------------
Purchasers on a regular and frequent basis as reasonably requested by the Purchasers, orally and, if requested by Purchaser, in writing, with regard to any change that has had a Material Adverse Effect. The Company shall promptly provide to the Purchasers (or their counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          6.8  Tax Treatment of the Preferred Stock. The Company agrees to treat
               ------------------------------------
the Series A Preferred Stock and the Series B Preferred Stock as stock that participates in the corporate growth of the Company to a significant extent within the meaning of Treasury Regulation ss.1.305-5(a), and hence will not treat the Preferred Stock as "preferred stock" for purposes of Section 305 of the Code and the Treasury Regulations promulgated thereunder, unless required to treat it otherwise pursuant to a "determination" within the meaning of Section 1313(a) of the Code. The Apollo Purchasers shall be entitled to receive prompt notice of any Tax assessment, deficiency, audit or judicial proceeding received by the Company or of which the Company is aware that relates to the taxation of the Preferred Stock. The Apollo Purchasers shall indemnify, and hold harmless, the Company for any Taxes imposed on or incurred by the Company as a result of any "determination" that the Preferred Stock is "preferred stock" for purposes of Section 305 of the Code and Treasury Regulations promulgated thereunder; provided that the Apollo Purchasers (i) have received prompt notice from the Company of any tax assessment, deficiency, audit or judicial proceeding received by the Company or of which the Company is aware that relates to the taxation of the Preferred Stock, (ii) are given the opportunity to participate, whether directly or indirectly, through the Company or counsel to the Company, in all proceedings that affect the taxation of Preferred Stock, and (iii) have consented to any closing or other agreement with the IRS or final disposition of a claim for refund by the IRS that affects the taxation of the Preferred Stock. In the event the Preferred Stock is outstanding at the time of a "determination," the Company will use its reasonable best efforts to restructure such Preferred Stock, with the advice and subject to the consent of the Apollo Purchasers, so that the Preferred Stock will not be treated as "preferred stock" for purposes of Section 305 of the Code and the Treasury Regulations promulgated thereunder.

          6.9  Solicitation of Shareholder  Approval.  The Company shall solicit
               -------------------------------------
Shareholder Approval at its next regularly scheduled annual meeting following the Closing Date (the "Initial Solicitation") which shall take place no later than 270 days after the Closing Date. In addition, until Shareholder Approval is obtained, the Company shall solicit such Shareholder Approval whenever it solicits proxies subject to Section 14(a) of the Exchange Act and until Shareholder Approval is obtained, any shares of Common Stock that are authorized after the date hereof shall be reserved for issuance (i) subject to Section 8 of this Agreement, upon the exercise of options pursuant to any option plan and
(ii) upon conversion of Series A Preferred Stock to allow for exchange of the Series B Preferred Stock into the Series A Preferred Stock (including the Series A Preferred Stock that would be received upon a conversion of Series B Preferred Stock).

          6.10 Board  Resolution  and Bylaw  Amendment.  The Board of  Directors
               ---------------------------------------
shall have adopted (a) resolutions of the Board of Directors, substantially in the form attached hereto as Annex 5.1(i)(1), which resolutions shall include,
                            ---------------
among other items, the establishment of a Nominating Committee and matters relating to capital expenditures, amendments to the Company's Senior Facility and certain employment arrangements for Executive Officers (the "Board Resolutions") and (b) the Bylaw Amendments in the form attached hereto as Annex
                                                                           -----
5.1(i)(2).
---------

          6.11 Listing  Obligation.  The Company will take all reasonable  steps
               -------------------
necessary, and pay all reasonable fees required, to list all of the shares of Common Stock issuable upon any conversion of shares of Series A Preferred Stock (including such additional shares as may be issuable after Shareholder Approval or as dividends) on the American Stock Exchange or such other stock exchanges or systems of automated dissemination of quotations of securities prices in the United States on which the Common Stock is then listed. Following the initial listing of such shares, the Company shall use its reasonable best efforts to maintain the listing of such shares for so long as the Company's Common Stock continues to be listed on any such exchange where the Common Stock is listed.

          7.   Negative Covenants.
               ------------------

          7.1  No Solicitation.  On the date hereof, the Company shall and shall
               ---------------
cause each Subsidiary and its Subsidiaries' officers and directors to, and each of the foregoing shall cause their respective Agents, representatives, advisors or subsidiaries, to cease any discussions or negotiations with any parties (other than the Purchaser) that may be ongoing with respect to (A) any acquisition or purchase of a material amount of assets of the Company and its Subsidiaries (other than properties disclosed in writing to Apollo as possible candidates for disposition), (B) the purchase of any equity securities of the Company or any Subsidiary (including a self tender offer) or any securities that are convertible, exchangeable or exercisable for any equity securities, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary (other than a Permitted Acquisition), or (D) any other transaction the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would, or could reasonably be expected to, materially dilute the benefits to the Purchaser of the transactions contemplated hereby (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"). From the date hereof through the Closing Date, the Company shall not, shall cause each Affiliate not to and shall not authorize or permit any of its or any such Person's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative representing any such Person to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction (it being understood that public announcement of the execution of this Agreement, and disclosure of the terms thereof, shall not in any way be deemed to be a solicitation in violation of this clause (i)) or (ii) participate in any discussions or negotiations with any third party regarding any proposed Alternative Transaction unless the Company's Board of Directors determines in good faith that failure to take such action would be a violation of its fiduciary duties under applicable law. Notwithstanding anything else in this Agreement to the contrary, if the Company's Board of Directors determines in good faith the terms of any Alternative Transaction are more favorable to the Company and its shareholders than the transactions contemplated by this Agreement, the Company may terminate this Agreement. In the event the Company or any of its Subsidiaries or Affiliates receives an indication of interest or engages in any discussions or negotiations with any parties (other than the Purchasers) with respect to any Alternative Transaction, the Company shall promptly notify the Apollo Purchasers of such occurrence within two business days.

          8.   Protective Provisions.
               ---------------------

          8.1  Preferred Stock Approval Rights.  In addition to any other rights
               -------------------------------
provided by applicable law, as long as the Apollo Purchasers continue to beneficially own shares of Preferred Stock representing more than 50% of the Preferred Stock issued pursuant to this Agreement, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Apollo, acting at the direction of the Apollo Purchasers:

          (a) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or the Bylaws of the Company, or any provision thereof (including the adoption of a new provision thereof);

          (b) create, authorize or issue any class, series or shares of preferred stock (other than Additional Securities issued pursuant to section 2 of the Certificate of Designations) or any other class, series or shares of capital stock (other than capital stock intended to be used in the redemption of the Preferred Stock or to be authorized and issued pursuant to the Shareholder Approval); or amend or alter the rights provided in any class, series or shares of preferred stock or any other class of capital stock;

          (c) purchase, redeem, repurchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) shares of the Company's capital stock or of any Affiliate thereof (other than Wholly-Owned Subsidiaries)(except for redemptions or repurchases of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock) or any other options, warrants or other rights to acquire such capital stock;

          (d) pay any dividend or declare any distribution on any shares of stock (subject to Section 8.1(b) above, excluding (i) dividends paid to the Company by any of its Wholly-Owned Subsidiaries and (ii) dividends or distributions payable in shares of its capital stock or in options, warrants, or other rights to purchase such capital stock but including dividends or distributions payable in shares of Redeemable Capital Stock or options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on Redeemable Capital Stock payable in such Redeemable Capital Stock) held by any person other than the Company or any of its Wholly-Owned Subsidiaries);

          (e) redeem, prepay, defease or repurchase any indebtedness of the Company (other than Permitted Debt Repayments);

          (f) merge, consolidate or consummate a similar transaction involving the Company (other than a merger, consolidation or similar transaction between the Company and a direct or indirect Wholly-Owned Subsidiary of the Company which transaction would not adversely impact the rights of the Preferred Stock);

          (g) incur any indebtedness (excluding any borrowings in the ordinary course of business under the Company's Senior Facility), other than debt that is used to redeem the Preferred Stock and other Permitted Indebtedness, or amend or alter the material terms of any existing or future material senior indebtedness (including term loans, revolvers and other similar bank loans, but excluding indebtedness incurred under the Company's Senior Facility); provided, the Company may amend or renew the Senior Facility;

          (h) voluntarily initiate any liquidation, dissolution or winding up of the Company or permit the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action;

          (i)  enter into any Affiliate Transactions;

          (j) increase or decrease the size of the Board of Directors of the Company; or

          (k) acquire or dispose (for either cash or non-cash consideration) of, in a single transaction or a series of related transactions, any business or assets (including investments in third parties) with an aggregate value in such transaction or series of related transactions in excess of $25,000,000 (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration).

Collectively, the consents of the Apollo Purchasers required by this Section 8.1 shall be hereinafter referred to as the "Preferred Stock Approval Rights."
                                         -------------------------------

          8.2  Committees  of the  Board  of  Directors.  So long as the  Apollo
               ----------------------------------------
Purchasers continue to possess Preferred Stock Approval Rights and subject to the provisions of applicable law and the fiduciary duties of the members of the Board of Directors, a member of the Board of Directors designated by the Apollo Purchasers pursuant to Section 5.1(g) shall be nominated to serve on each of the committees of the Board of Directors, including the Nominating Committee.

          9.   Transfer Restrictions.
               ---------------------

          9.1  Private Placement. Each Purchaser understands and agrees that the
               -----------------
shares of Preferred Stock to be purchased hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Purchaser acknowledges that it must bear the economic risk of the shares of Preferred Stock to be purchased hereunder for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Stock in accordance with the terms thereof, and to the Company's obligation to effect the registration of the registrable securities under the Securities Act in accordance with the Registration Rights Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Each Purchaser understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts. Furthermore, except as set forth in the Registration Rights Agreement, the Company has not agreed to make Rule 144 available for any resale of the Preferred Stock or the shares of Common Stock into which the Preferred Stock is convertible.

          9.2  Legend.   Each  Purchaser   agrees  with  the  Company  that  the
               ------
certificates evidencing the shares of Preferred Stock to be purchased hereunder will bear the following legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN A STANDSTILL AGREEMENT DATED AS OF APRIL 19, 2001 BETWEEN AMC ENTERTAINMENT INC. AND CERTAIN OTHER INVESTORS NAMED THEREIN, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF AMC ENTERTAINMENT INC.

          9.3  Removal of Legend.  The  Securities  Act legend  endorsed  on the
               -----------------
certificates pursuant to Section 9.2 hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

          9.4  Standstill  Agreement.  Subject  to the  terms of the  Standstill
               ---------------------
Agreement and Section 9.5, the Preferred Stock shall be freely transferable by the holders thereof; provided that the Purchasers shall provide written notice to the Company within three days of any transfer of Preferred Stock.

          9.5  Restrictions on Conversion of Series A Preferred.
               ------------------------------------------------

          (a) During the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, the Purchasers shall not convert any shares of Series A Preferred Stock into Common Stock, except in connection with a Disposition effected pursuant to paragraph (b) below.

          (b) If, at any time during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, any Apollo Purchaser desires to effect a Disposition of any shares of Series A Preferred Stock to any person other than members of the Apollo Group and Other Investor Affiliates, such Apollo Purchaser may, as part of such Disposition, elect to convert such shares of Series A Preferred Stock into Common Stock, prior to transfer to such purchasing Person. In order to convert shares of Preferred Stock to effect any such Disposition, the selling Apollo Purchaser shall deliver to the Company, on or before the proposed settlement date of such Disposition, written notice of its intention to convert Series A Preferred Stock as part of a Disposition (a "Disposition Notice"). The Disposition Notice shall set forth the number of shares of Series A Preferred Stock that shall be converted into Common Stock, the sale price for such shares and the purchasing Person in whose name the Common Stock shall be registered. Upon surrender by the selling Apollo Purchaser of certificates representing the shares of Series A Preferred Stock that are being converted as part of such Disposition, the Company shall issue to the purchasing Person certificates representing the appropriate number of shares of Common Stock. Any Disposition pursuant to a third party made under this Section
9.5 or Section 5.2(b) of the Standstill Agreement shall comply with the provisions of Section 5.1 of the Standstill Agreement.

          9.6  Series B Preferred  Stock.  The Purchasers  shall not transfer to
               --------------------------
any Person (other than their respective Affiliates) any shares of Series B Preferred Stock until a date that is eighteen (18) months after the Closing Date.

          9.7  Preferred  Stock Approval  Rights.  The Preferred  Stock Approval
               ----------------------------------
Rights granted to the Apollo Purchasers are not transferable by the Apollo Purchasers and shall be exercised solely by Apollo. The Apollo Purchasers will not enter into any agreements with any person or entity limiting their discretion with respect to the exercise of their Preferred Stock Approval Rights. In the event (i) the Apollo Purchasers or their Affiliates cease to own at least 50% of the Preferred Stock issued, (ii) Apollo is terminated as the investment manager, or (iii) an Affiliate is removed as the general partner of the Apollo Purchasers (and, in either case, such terminated or removed party is not replaced by an Affiliate of Apollo), Apollo and the Apollo Purchasers shall promptly notify the Company and the Preferred Stock Approval Rights granted to the Apollo Purchasers shall terminate.

          10.  Definitions.  Unless the context  otherwise  requires,  the terms
               -----------
defined in this Section 10 shall have the meanings specified for all purposes of this Agreement.

          Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 10, shall be construed in accordance with United States GAAP. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries prepared in accordance with GAAP.

          "Additional Securities" shall mean the shares of Preferred Stock that are issued to the holders of Preferred Stock as payment of dividends thereon pursuant to the Certificate of Designations.

          "Additional Series A Securities" shall have the meaning assigned it in the Certificate of Designations.

          "Additional Series B Securities" shall have the meaning assigned it in the Certificate of Designations.

          "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person's capital stock or other equity interests or any officer or director of any such Person or other Person; or (iii) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; provided, however, that with respect to Apollo or the Apollo
                   --------   -------
Purchasers, the term "Affiliate" shall not include any limited partner of the Apollo Purchasers or their Affiliates nor any portfolio or investee companies of the Apollo Purchasers or their Affiliates so long as, in either case, (x) Apollo does not control or have investment authority over such limited partner or portfolio or investee company; (y) such limited partner or portfolio or investee company does not operate in the domestic theatrical exhibition industry or otherwise compete with the Company and (z) Apollo does not own, directly or indirectly, 33% or more of such portfolio or investee company's capital stock or other equity interests. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

          "Affiliate Transaction" shall mean any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a direct or indirect Wholly-Owned Subsidiary of the Company) involving aggregate consideration in excess of $5 million unless (A) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arms-length dealing with an unaffiliated third party, (B) such transaction or series of transactions is in the best interests of the Company and (C) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (A) and (B) above, as evidenced by a Board Resolution; provided, however, that notwithstanding the foregoing the
                       --------  -------
following transactions shall not be deemed Affiliate Transactions: (i) any transaction pursuant to any contract in existence on the Initial Issuance Date;
(ii) any "Restricted Payment" (as such term is defined in the indentures governing the Company's Existing High Yield Indebtedness) permitted to be made pursuant to the provisions of such Existing High Yield Indebtedness; (iii) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary) and (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries.

          "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law).

          "Agent" of a Person shall mean any officer, director, employee, agent, partner stockholder or Affiliate of such Person.

          "Agreement" shall mean this Investment Agreement.

          "AIF IV" shall have the meaning assigned it in the introductory paragraph.

          "AIF V" shall have the meaning assigned it in the introductory paragraph.

          "Apollo" shall have the meaning assigned it in the introductory paragraph.

          "Apollo Group" shall have the meaning assigned it in Section 1.1.4 of the Standstill Agreement.

          "Apollo Management IV" shall have the meaning assigned it in the introductory paragraph.

          "Apollo Management V" shall have the meaning assigned it in the introductory paragraph.

          "Apollo IV Purchasers" shall have the meaning assigned it in the introductory paragraph.

          "Apollo V Purchasers" shall have the meaning assigned it in the introductory paragraph.

          "Apollo Purchasers" shall have the meaning assigned it in the introductory paragraph of this Agreement.

          "Alternative  Transaction"  shall  have  the  meaning  assigned  it in
Section 7.1 hereof.

          "AOP IV" shall have the meaning assigned it in the introductory paragraph.

          "AOP V" shall have the meaning assigned it in the introductory paragraph.

          "B Trustees"  shall mean  Raymond F. Beagle,  Jr. and Charles J. Egan,
Jr., as (1) successor trustees of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended and restated on August 12, 1997, (2) successor trustees of the trust created under the revocable Trust Agreement dated August 14, 1989 of Stanley H. Durwood, as amended and restated on May 12, 1999, and (3) surviving trustees of the Foundation, or any successor trustees of any of the trusts referred to in clauses (1), (2) or (3) above.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Board Resolutions" shall have the meaning assigned to it in Section 5.1(i) hereof.

          "Bylaw Amendments" shall mean the amendments to the Bylaws to be adopted by the Board of Directors at Closing, substantially in the form set forth in Annex 5.1(i)(2) hereto, which amendment shall provide that the maximum number of directors on the Board of Directors be increased by three and that the three additional directors shall be elected by holders of the Preferred Stock pursuant to the Certificate of Designations (and in accordance with Section 5.1(g) hereof).

          "Bylaws" shall have the meaning assigned it in Section 4.1(c) hereof.

          "Capital Expenditures" shall mean, for any fiscal period, all expenditures (including outlays of cash and incurrence of obligations) of the Company and its Subsidiaries in any such fiscal period which are required to be included in property, plant and equipment or a similar fixed or long-lived asset account on a consolidated balance sheet of the Company prepared in accordance with GAAP which shall include, for these purposes, Capitalized Lease Obligations.

          "Capitalized Lease Obligations" means any obligation to pay rent or other amounts under a lease (or other agreement conveying a right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capitalized lease obligation (including financing lease obligations) under generally accepted accounting principals.

          "Certificate   of   Designations"   shall  mean  the   certificate  of
designations described in Section 5.1(f) hereof.

          "Certificate of  Incorporation"  shall have the meaning assigned it in
Section 4.1(c) hereof.

          "Change of Control" shall have the meaning assigned it in Section 4.26 hereof.

          "Class B Stock" shall have the meaning assigned it in Section 4.1 hereof.

          "Closing" shall have the meaning assigned it in Section 2 hereof.

          "Closing Date" shall have the meaning assigned it in Section 2 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended. References to "Code" made herein shall include, where applicable, references to the Treasury Regulations promulgated thereunder.

          "Common Stock" shall have the meaning assigned it in Section 4.1(a) hereof.

          "Company" shall have the meaning assigned it in the introductory paragraph.

          "Company  10-K"  shall have the  meaning  assigned  it in Section  4.8 hereof.

          "Company  10-Q"  shall have the  meaning  assigned  it in Section  4.8 hereof.

          "Company  Balance Sheet" shall have the meaning assigned it in Section
4.8 hereof.

          "Company  Balance  Sheet Date"  shall have the meaning  assigned it in
Section 4.8 hereof.

          "Company SEC Documents" shall have the meaning assigned in Section 4.7 hereof.

          "Conversion Shares" shall mean the shares of Common Stock issued upon conversion of any shares of Series A Preferred Stock (including shares of Series A Preferred Stock issued upon conversion of any shares of Series B Preferred Stock).

          "Disposition" shall mean a sale, assignment, transfer, pledge, hypothecation, grant of any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) of any shares of Series A Preferred Stock.

          "Disposition Notice" shall have the meaning assigned it in Section 9.5(b) hereof.

          "Employee Benefit Plans" shall have the meaning assigned it in Section 4.21(c) hereof.

          "Encumbrances" shall have the meaning assigned it in Section 4.2(a).

          "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Entity or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time be in effect during the term of this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. "Executive Officer" shall have the meaning assigned it in Section 4.21(a).

          "Existing High Yield Indebtedness" means the currently existing indebtedness of the Company pursuant to (i) the Indenture dated March 19, 1997 by and between the Company and Bank of New York, as Trustee, in respect of AMC Entertainment Inc.'s 9 1/2% Senior Subordinated Notes due 2009 and as supplemented by the First Supplemental Indenture dated June 9, 1997 and (ii) the Indenture dated January 27, 1999 by and between the Company and Bank of New York, as Trustee, in respect of AMC Entertainment Inc.'s 9 1/2% Senior Subordinated Notes due 2011.

          "Foundation" shall mean The Stanley H. Durwood Foundation.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

          "Governmental Entity" shall mean any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof; or any court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

          "Hazardous Substances" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, toxic, or a pollutant or a contaminant under or pursuant to any Environmental Law.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HSR Conversion" shall have the meaning assigned thereto in Section 12.13.

          "Independent  Director"  shall mean a member of the Board of Directors
(i) who is not and has never been an officer or employee of the Company, Apollo or the Apollo Purchasers or any of their respective Affiliates, or of an entity that derived more than 5% of its revenues or earnings in its most recent fiscal year from transactions involving the Company, Apollo or any of Apollo Purchasers or any of their respective Affiliates, (ii) who has no relationship or affiliation or compensation, consulting or contracting arrangement with the Company, the B Trustees, the Foundation, Apollo or the Apollo Purchasers or any other entity such that a reasonable person could regard such director as likely to be unduly influenced by the Company, the B Trustees, the Foundation, Apollo or any of Apollo Purchasers and (iii) who is nominated by the Nominating
Committee in accordance with the procedures set forth thereby, it being understood that the Company's existing directors elected by the common stockholders will be deemed independent for purposes of this provision through at least the remainder of their current terms.

          "Initial Issuance Date" shall mean the first date of issuance of the Preferred Stock pursuant to the closing of this Agreement.

          "Initial  Solicitation"  shall have the meaning assigned it in Section
6.9 hereof.

          "Material Adverse Effect" shall mean a material adverse change (or effect) in the condition (financial or otherwise), assets, properties, operations, business or results of operations (but not prospects) of the Company and its Subsidiaries, taken as a whole (excluding the effect of any events affecting the domestic theatrical exhibition industry as a whole); provided that a decline in the Company's stock price in and of itself shall not be deemed to be a Material Adverse Effect.

          "Material Contract" shall mean any contract, commitment, undertaking or agreement to which the Company or any Subsidiary is a party or by which any of them are bound as of the date of this Agreement (i) involving annual expenditures or liabilities in excess of $10.0 million in any fiscal year; (ii) providing for the lending of money (whether as borrower, lender or guarantor) in excess of $10.0 million; (iii) creating or governing a joint venture or partnership material to the Company and its Subsidiaries, taken as a whole; and
(iv) that would otherwise constitute a "material contract" within the meaning of
Item 601(b)(10) of Regulation S-K promulgated by the SEC.

          "Nominating Committee" shall mean the committee established by the Board of Directors pursuant to the Company's Bylaws as of the Closing Date, which committee shall be charged with the task of nominating for election by the holders of the Common Stock qualified candidates to serve as directors on the Board of Directors.

          "Other  Investor  Affiliates"  shall have the  meaning  assigned it in
Section 4.1 of the Standstill Agreement.

          "Permitted Acquisition" shall mean any acquisition by the Company or any Subsidiary of (i) any business or assets with a purchase price of $25,000,000 or less (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration) or
(ii) any business or assets for which the consent or approval of the Purchaser has been given.

          "Permitted Debt Repayments" shall mean scheduled or ordinary course repayments of indebtedness of the Company or any Subsidiary, including without limitation ordinary course payments with respect to Capitalized Lease Obligations.

          "Permitted Encumbrances" shall mean (i) Encumbrances upon any property presently owned or hereafter acquired, created at the time of acquisition to secure a portion of the purchase price thereof, or existing thereon at the date of acquisition and assumed by the Company or one of its Subsidiaries, provided that such Encumbrance shall apply only to the property so acquired and fixed improvements thereon; (ii) any pledge of current assets in the ordinary course of business made to secure current liabilities; (iii) Encumbrances for Taxes not yet delinquent; (iv) Encumbrances on the property of the Company and its Subsidiaries in the ordinary course of business which do not materially affect the value of the property of the Company and do not materially interfere with the use made and proposed to be made of such property; (v) landlords' liens on fixtures and movable property located on premises leased by the Company or a Subsidiary in the ordinary course of business; (vi) zoning and planning restrictions, easements, permits and other restrictions or limitations of public record affecting the use of such properties; provided that such restrictions, easements, permits or other restrictions do not impair the use of such properties as exhibition theaters or for such other purposes as such properties are currently being used; (vii) imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its Subsidiaries, including, without limitation, the ability of the Company and its Subsidiaries to secure financing using such properties and assets as collateral; and (viii) other Encumbrances that would not be reasonably expected to have a Material Adverse Effect.

          "Permitted Indebtedness" shall mean (i) indebtedness of the Company or any of its Subsidiaries owing one to the other; (ii) any indebtedness incurred to renew, extend, refinance or refund (each, a "refinancing") any indebtedness outstanding on the Initial Issuance Date (or with respect to the Senior Facility, an aggregate principal amount at any one time outstanding not to exceed $425.0 million) in an aggregate principal amount not exceeding the principal amount of the indebtedness so refinanced (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the expenses of the Company incurred in connection with such refinancing); (iii) indebtedness related to interest rate protection or currency hedging obligations entered into solely to protect the Company or its Subsidiaries from fluctuations in interest or currency exchange rates; (iv) Capitalized Lease Obligations; (v) indebtedness of the Company or any of its Subsidiaries in connection with standby letters of credit or performance bonds issued in the ordinary course of business; (vi) indebtedness of any Subsidiary incurred in connection with the guaranty of indebtedness of the Company or any other Subsidiary of the Company;
(vii) indebtedness represented by property, liability and workers' compensation insurance; and (viii) other indebtedness in an aggregate principal amount at any time outstanding not in excess of $30 million.

          "Person" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

          "Preferred Stock Approval Rights" shall have the meaning assigned it in Section 8.1 hereof.

          "Purchase Price" shall have the meaning assigned it in Section 1 hereof.

          "Purchaser" shall have the meaning assigned it in the introductory paragraph of this Agreement.

          "Real Property Lease Recap Book" shall mean the compilation of summaries and abstracts of the key terms of the Company's Real Property Leases prepared by the Company.

          "Real Property Leases" shall have the meaning assigned it in Section 4.6(c) hereof.

          "Redeemable Capital Stock" shall mean any capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed in cash prior to the tenth anniversary of the Initial Issuance Date or is redeemable at the option of the holder thereof in cash at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof (other than redemptions payable in the capital stock of the Company).

          "Registration Rights Agreement" shall mean the registration rights agreement, substantially in the form attached hereto as Annex 5.1(h), to be entered into on or prior to the Closing Date by and between the Company and the Purchasers.

          "Representatives" shall have the meaning assigned it in Section 6.3(a) hereof.

          "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities  Act" shall mean the  Securities  Act of 1933, as amended.

          "Senior Facility" shall mean The U.S. $ 425,000,000 Amended and Restated Credit Agreement, dated as of April 10, 1997, among AMC Entertainment Inc, as the Borrower; and The Bank of Nova Scotia, as Administrative Agent; and Bank of America National Trust and Savings Association, as Documentation Agent; and Various Financial Institutions as Lenders, as amended by the Second
Amendment, dated as of January 16, 1998, as further amended by the Third Amendment, dated as of March 15, 1999 and as further amended by the Fourth Amendment, dated as of March 29, 2000.

          "Senior Indebtedness" shall mean the Company's current existing indebtedness pursuant to the Senior Facility.

          "Senior Lenders" shall mean the lenders of the Company pursuant to the Company's Senior Facility.

          "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock of the Company, par value $0.66 2/3 per share.

          "Series B Preferred Stock" shall mean the Series B Exchangeable Preferred Stock of the Company, par value $0.66 2/3 per share.

          "Shareholder Approval" shall mean approval by (i) the holders of a majority of the Common Stock, voting separately as a class and (ii) a majority of the votes cast by the Company's stockholders voting together as a single class, of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock (so as to permit the issuance of additional shares of Series A Preferred Stock and the underlying Common Stock and until there are enough shares that would allow all shares of Series A
Preferred Stock to convert into Common Stock and all shares of Series B Preferred Stock to convert into Series A Preferred Stock, as contemplated by this Agreement and the Transaction Documents).

          "Standstill   Agreement"   shall   mean  the   standstill   agreement,
substantially in the form attached hereto as Annex 5.1(h), to be entered into on or prior to the Closing Date by and between the Company and the Purchasers.

          "Subsidiary" shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to elect more than 50% of the board of directors or others performing similar functions for such entity.

          "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a tax authority in any jurisdiction relating to Taxes.

          "Transaction Documents" shall mean this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Standstill Agreement.

          "Treasury Regulation" means a regulation promulgated under the Code, as amended from time to time.

          "Wholly-Owned Subsidiary" shall mean a Subsidiary of the Company, all of the capital stock (other than directors' qualifying shares) or other ownership or economic interests of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company.

          11.  Remedies.
               --------

          11.1 Remedies at Law or in Equity.  If any  representation or warranty
               ----------------------------
made by or on behalf of the Company, on the one hand, or the Purchaser, on the other hand, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or in any of the Transaction Documents shall be untrue or misleading (including by omission) in any material respect as of the date of this Agreement (and not subsequently cured by Closing) or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant (whether under Section 6 or not) made by either party hereto shall be breached by such party, a Purchaser, on the one hand, or the Company, on the other hand, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, or in any certificate, report or other instrument delivered under or pursuant to any of the terms hereof or any of the Transaction Documents or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, or in any certificate, report or other instrument delivered under or pursuant to any of the terms hereof or any of the Transaction Documents, or to enforce any other legal or equitable right of a Purchaser, on the one hand, or the Company, on the other hand, or to take any one or more of such actions.

          In the event a Purchaser brings such an action against the Company or the Company brings such an action against the Purchaser arising under this Agreement, or under any certificate, report or other instrument delivered under or pursuant to any of the terms hereof or any of the Transaction Documents, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Certificate of Designations, including, without limitation, such reasonable fees and expenses of attorneys and accountants.

          11.2 Cumulative  Remedies.  None of the  rights,  powers  or  remedies
               --------------------
conferred upon a Purchaser on the one hand, or the Company on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Certificate of Designations or now or hereafter available at law, in equity, by statute or otherwise.

          11.3 No  Implied  Waiver.   Except  as  expressly   provided  in  this
               -------------------
Agreement, no course of dealing between the Company and a Purchaser and no delay in exercising any such right, power or remedy conferred hereby or by the Certificate of Designations or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

          12.  Miscellaneous.
               -------------

          12.1 Waivers and Amendments.  Upon the approval of the Company and the
               ----------------------
written consent of the Apollo Purchasers (a) the obligations of the Company and the rights of a Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of a Purchaser and the Company.

          The foregoing notwithstanding, no such waiver or supplemental agreement shall affect any of the rights of any holder of a Security created by the Certificate of Designations or by the Delaware General Corporation Law without compliance with all applicable provisions of the Certificate of Designations and the Delaware General Corporation Law.

          Upon the effectuation of each such waiver or supplemental agreement, the Company shall promptly give written notice thereof to the Purchasers who have not previously consented thereto in writing.

          Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1.

          12.2 Notices. All notices, requests, consents and other communications
               -------
required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                           (a)     If to the Apollo Purchasers:

                                   c/o Apollo Management IV, L.P.
                                   and Apollo Management V, L.P.
                                   1301 Avenue of the Americas
                                    38th Floor
                                   New York, NY 10019
                                   Attention:   Marc Rowan
                                   Fax: (212) 515-3262

                                   with a copy to:

                                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   1333 New Hampshire Ave., N.W.
                                   Washington, D.C.  20036
                                   Attention:   Bruce S. Mendelsohn
                                   Fax: (202) 887-4288
                       or (b) If to the Company:

                                   AMC Entertainment Inc.
                                   106 West 14th Street
                                   P.O. Box 419615
                                   Kansas City, MO
                                   Attention:   Peter Brown
                                    Fax: (816) 480-2517

                                    with a copy to:

                                    Lathrop & Gage L.C.
                                    2345 Grand Boulevard
                                    Suite 2800
                                    Kansas City, MO 64108
                                    Attention:  Raymond F. Beagle, Jr.
                                    Fax: (816) 292-2001

                                    and a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    4 Times Square
                                    New York, NY 10036
                                    Attention: Eileen T. Nugent
                                    Fax: (212) 735-2000


or at such other address as the Company or the Purchaser each may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          12.3 Termination of Agreement.  This Agreement may be terminated prior
               ------------------------
to the Closing as follows:

               (a)  by mutual consent of the Purchaser and the Company;

               (b) at the election of the Company, if any one or more of the conditions to its obligations has not been fulfilled as of 120 days following the date hereof;

               (c) at the election of the Purchaser, if any one or more of the conditions to its obligations has not been fulfilled as of 120 days following the date hereof;

               (d) at the election of the Company, if the Purchaser has breached any material representation, warranty, covenant or agreement contained in this Agreement and such breach is incapable of cure or is not cured within 30 days of notice of such breach is received by the breaching party;

               (e) at the election of the Purchaser, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement and such breach is incapable of cure or is not cured within 30 days of notice of such breach is received by the breaching party; or

               (f)  at the  election  of the  Company  pursuant  to the terms of
Section 7.1.

          If the Closing shall occur, this Agreement shall remain in effect until the date upon which no Series A Preferred Stock or Series B Preferred Stock shall remain outstanding.

          In the event that the Company or the Purchaser, as the case may be, elects to terminate this Agreement, it shall deliver an irrevocable notice to the other party to this Agreement declaring its election to so terminate this Agreement in accordance with the provisions of this Section 12.3, and setting forth therein the basis for such termination.

          12.4 Indemnification.  The  Company  shall  indemnify,  save  and hold
               ---------------
harmless the Purchaser, its directors, officers, employees, partners, representatives and Agents from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by the Purchaser in connection with or arising from the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated thereby, except to the extent of any willful misconduct or gross negligence of Apollo or the indemnified party. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement and any of the other Transaction Documents.

          12.5 Survival   of    Representations    and   Warranties   etc.   All
               -----------------------------------------------------------
representations and warranties made in, pursuant to or in connection with this Agreement shall survive until sixty (60) days following the delivery to Apollo of the final audited consolidated financial statements of the Company for the year ended March 30, 2001 (provided, however, that the provisions of Sections 4.2, 4.18, 4.19, and 4.26 shall survive until the conversion or redemption of all of the outstanding shares of Preferred Stock), notwithstanding any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the shares of Preferred Stock and payment therefor; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

          If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect. None of the parties hereto shall have any liability in respect of a termination of this Agreement, except to the extent that failure to satisfy the conditions set forth in Sections 5.1, 5.2 and 5.3 results from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

          12.6 Severability.  Should any one or more of the  provisions  of this
               ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          12.7 Parties  in  Interest.  All  the  terms  and  provisions  of this
               ---------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchasers and the Company, whether so expressed or not. This Agreement shall not run to the benefit of or be enforceable by any other Person.

          12.8 Successors and Assigns.  Except as otherwise  expressly  provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of shares of the Preferred Stock and/or the Conversion Shares.

          12.9 Assignment and  Transfers.  This Agreement can be assigned by the
               -------------------------
Apollo Purchasers to any Affiliate of Apollo over which Apollo exercises investment authority, including with respect to voting and dispositive rights; provided, any such assignee assumes the obligations of the assignor hereunder and agrees in writing to be bound by the terms of the Transaction Documents in the same manner as the assignor. In addition, without limiting any other provisions of this Agreement, the shares of Preferred Stock or Common Stock issued pursuant to this Agreement shall be freely transferable to any Affiliate of Apollo, subject to the terms of the Standstill Agreement.

          12.10Headings.  The headings of the Sections  and  paragraphs  of this
               --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          12.10Governing  Law;  Jurisdiction;  Venue;  Process.  THIS  AGREEMENT
               -----------------------------------------------
               SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Any legal or equitable action or proceeding arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or any of the Transaction Documents shall be brought in the courts of the State of New York, in the county and city of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or any of the Transaction Documents brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. The parties further agree that thc mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

          12.12 Fees and Expenses.
                -----------------


          (a) The Company agrees, subject to the consummation of the transactions contemplated hereby to pay, and hold the Purchasers harmless from liability for the payment of, all reasonable expenses, including all out-of-pocket expenses, incurred by the Purchasers in connection with the preparation and negotiation of this Agreement, and the other Transaction Documents, the other supporting documents referred to in Section 5 of this Agreement, and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company shall not be required to reimburse the Purchasers for more than $125,000 in filing fees (plus reasonable legal expenses incurred in connection with the preparation of one filing) for all filings under the HSR Act.

          (b) Upon Closing, the Company agrees to pay Apollo or their designees a fee equal to three and one half percent (3.50%) of the Purchase Price.

          12.13HSR  Act.  The  Company  and  each  Purchaser  required  to  file
               --------
notification under the HSR Act with respect to the acquisition by holders of Series B Preferred Stock of a present right to vote in the election of directors of the Company, whether pursuant to the terms of Section 9(a) of the Certificate of Designations or prior to exchange of Series B Preferred Stock for Series A Preferred Stock pursuant to Section 7 of the Certificate of Designations (an "HSR Conversion"), shall file notification under the HSR Act within 30 days after the Initial Issuance and the waiting period shall have expired or been terminated prior to any HSR Conversion being consummated, notwithstanding any provision of this Agreement or the Certificate of Designations to the contrary.

          12.14Counterparts.  This  Agreement  may be  executed in any number of
               ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          12.15Entire  Agreement.  This  Agreement  and  the  other  Transaction
               -----------------
Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral among the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed as of the day and year first above written.

         AMC ENTERTAINMENT INC.


         By:      /S/ PETER C. BROWN
                  -----------------------------------------------------
                  Name:    Peter C. Brown
                  Title:   Chairman of the Board,  President  and Chief
                           Executive Officer

         APOLLO INVESTMENT FUND IV, L.P.

         By:      APOLLO ADVISORS IV, L.P.
                  its general partner

         By:      Apollo Capital Management IV, Inc.
                  its general partner

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President

         APOLLO OVERSEAS PARTNERS IV, L.P.

         By:      APOLLO ADVISORS IV, L.P.
                  its managing general partner

         By:      Apollo Capital Management IV, Inc.
                  its general partner

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President

         APOLLO MANAGEMENT IV, L.P.
         in its capacity as investment manager to Apollo Investment Fund IV, L.P.

         By:      AIF IV Management, Inc.

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President

         APOLLO INVESTMENT FUND V, L.P.

         By:      APOLLO ADVISORS V, L.P.
                  its general partner

         By:      Apollo Capital Management V, Inc.
                  its general partner

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President

         APOLLO OVERSEAS PARTNERS V, L.P.

         By:      APOLLO ADVISORS V, L.P.
                  its managing general partner

         By:      Apollo Capital Management V, Inc.
                  its general partner

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President

         APOLLO MANAGEMENT V, L.P.
         in its capacity as investment manager to Apollo Investment Fund V, L.P.

         By:      AIF V Management, Inc.

         By:      /S/ MARC ROWAN
                  -----------------------------------------------------
                  Name:    Marc Rowan
                  Title:   Vice President


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